SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  Schedule 13D

                    Under the Securities Exchange Act of 1934
                              (Amendment No. ____)*

                            Electric Fuel Corporation
--------------------------------------------------------------------------------

                                (Name of Issuer)

                          Common Stock $0.01 Par Value
--------------------------------------------------------------------------------

                         (Title of Class of Securities)


              -----------------------------------------------------

                                 (CUSIP Number)

        Steven M. Plon, Esquire, Silverman Coopersmith Hillman & Frimmer
    Two Penn Center Plaza, Suite 910, Philadelphia, PA 19102, (215) 636-4482
--------------------------------------------------------------------------------

                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                February 21, 1996
              -----------------------------------------------------

                      (Date of Event which Requires Filing
                               of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box|_|.

Check the following box if a fee is being paid with the statement|X|. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13-d1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filed out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                      (Continued on the following page(s))

                                         13D
CUSIP No. 284871-01-0                                        Page 2 of  6  Pages






1.        NAME OF REPORTING PERSONS
          S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS
                            Leon S. Gross
                            S.S. No. ###-##-####
2.        CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                                           (a)     | |

                                                                                                      (b)     | |
3.        SEC USE ONLY
4.        SOURCE OF FUNDS*
                   PF and 00
5.        CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
          PURSUANT TO ITEM 2(d) or 2(e)                                                                       | |
6.        CITIZENSHIP OR PLACE OF ORGANIZATION
                   USA
                              7.        SOLE VOTING POWER
         NUMBER OF                           997,000
          SHARES
       BENEFICIALLY           8.        SHARED VOTING POWER
         OWNED BY                               0
           EACH               9.        SOLE DISPOSITVE POWER
         REPORTING                           110,000
          PERSON
           WITH               10.       SHARED DISPOSITIVE POWER
                                         887,000 shares are subject to Margin
                                         Account Agreements.


11.       AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
          PERSON
                   997,000 shares

12.       CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
          CERTAIN SHARES*                                                                                     | |

13.       PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                   8.3% of total stock

14.       TYPE OF REPORTING PERSON*
                   IN


                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                  SCHEDULE 13D

         Item 1.  Security and Issuer.

         This statement relates to the common stock, $0.01 par value per share (the "Shares") of the Electric Fuel Corporation, a Delaware corporation (the "Issuer").

         Item 2.  Identity and Background.

         This statement is being filed by Leon S. Gross ("Mr. Gross").

         Mr. Gross' business address is c/o Enterprises, Inc., River Park House, 3600 Conshohocken Avenue, Philadelphia, Pennsylvania, 19131. Mr. Gross is President of Enterprises, Inc., a privately held corporation engaged in the business of marketing small consumer items. The company's business address is the same as Mr. Gross business address. Mr. Gross's principal occupation at this time is as a private investor in publicly held corporations.

         Mr. Gross has never been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and has never been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws. Mr. Gross is a citizen of the United States.

         Item 3.  Source and Amount of Funds or Other Consideration.

         The Shares of the Issuer owned by Mr. Gross were acquired at an aggregate cost (excluding commissions) of $6,602,875. The funds required for the purchases of the shares owned by Mr. Gross were provided, in part, from Mr. Gross' personal funds and, in part, from funds borrowed by Mr. Gross by purchasing such Shares through his margin accounts at Dean Witter Reynolds, Inc. ("Dean Witter"), Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette"), Goldman, Sachs & Co. ("Goldman Sachs"), Gruntal & Co., Inc. ("Gruntal"), Lehman Brothers, Inc. ("Lehman Brothers"), Oppenheimer & Co., Inc. ("Oppenheimer"), Prudential Securities Incorporated ("Prudential"), Smith Barney, Inc. ("Smith Barney"), and Wheat First Securities, Inc. ("Wheat First") [collectively, the "Brokerage Firms"].

         Item 4.  Purpose of the Transaction.

         Mr. Gross has invested in the Shares of the Issuer primarily because of the possibility that it will be successful in its business activities. Mr. Gross may make dispositions and additional purchases subject to a number of factors, including market prices of the Shares and his continuing review of the business of and the prospects for the Issuer and general market and business considerations. In addition, Mr. Gross currently intends, in the near future, to purchase approximately an additional 100,000 Shares of the Issuer if the price of the Shares appears favorable to Mr. Gross.

         Except as set forth in the preceding paragraph, Mr. Gross has no present plans or proposals which relate to, or which would result in, any changes specified in clauses (b) through (j) of Item 4 of Schedule 13D.

         Item 5.  Interest in Securities of the Issuer.

         (a) Mr. Gross beneficially owns 997,000 Shares representing 8.3% of the 11,975,947 issued and outstanding Shares, based on information provided by the Issuer in its Prospectus dated February 1, 1996 and by G.S. Schwartz & Co., Inc., acting on behalf of the Issuer.

         (b) Mr. Gross has the sole power to vote all Shares beneficially owned by him. Mr. Gross has sole power to dispose of all Shares beneficially owned by him, except for rights as to disposition for a total of 887,000 Shares granted to the Brokerage Firms under their respective Margin Account Agreements (as defined in Item 6 below).

         (c) Listed below are the acquisitions of Shares by Mr. Gross which have occurred since December 22, 1995, which is the date sixty (60) days prior to the date of the event which requires filing of this Schedule 13D (there have been no dispositions of Shares by Mr. Gross since said date). The acquisitions were made through open market purchases.


           Date                                  Number of Shares                   Price Per Share

         12/27/95                                       6,500                              8.25
         02/02/96                                       5,000                              8.625
         02/02/96                                       5,000                              8.625
         02/02/96                                      11,500                              8.50
         02/05/96                                      10,000                              8.50
         02/05/96                                      10,000                              7.75
         02/05/96                                      10,000                              7.625
         02/05/96                                       2,500                              8.09375
         02/05/96                                       2,000                              8.09375
         02/05/96                                       5,500                              8.09375
         02/05/96                                      10,000                              7.625
         02/06/96                                     100,000                              6.50
         02/06/96                                      10,000                              6.75
         02/06/96                                      10,000                              6.50
         02/06/96                                       5,000                              6.50
         02/07/96                                      25,000                              6.675


                                                  Page 4 of 6




             Date                                  Number of Shares                   Price Per Share

         02/12/96                                       6,000                              6.625
         02/13/96                                      19,000                              6.625
         02/20/96                                       5,000                              6.5625
         02/21/96                                     650,000                              6.3125
         02/21/96                                      10,000                              6.375
         02/21/96                                      10,000                              6.375


         Item 6. Contracts, Arrangements, Understanding or Relationship With Respect to Securities of the Issuer.

         A total of 887,000 Shares owned by Mr. Gross are held subject to the following Margin Agreements (collectively, "Margin Account Agreements"):

         (i) Margin Client Agreement dated September 1, 1994 by Mr. Gross in favor of Dean Witter (the "Dean Witter Agreement");

         (ii) Customer Agreement dated December 11, 1995 by Mr. Gross in favor of Donaldson, Lufkin & Jenrette and a certain Margin Agreement made by Mr. Gross in favor of Pershing, a division of Donaldson, Lufkin & Jenrette, dated November 22, 1995 (collectively, the "Donaldson, Lufkin & Jenrette Agreement");

         (iii)    Individual/Multi-Party    Margin   Account   Application   and
                  Agreement (although undated, it was executed in June, 1994) (the "Goldman Agreement");

         (iv) Client Agreement by Mr. Gross in favor of Gruntal dated October 30, 1995 (the "Gruntal Agreement");

         (v) Client Agreement and Margin Account Agreement made by Mr. Gross in favor of Lehman Brothers dated November 29, 1995 (collectively, the "Lehman Brothers Agreement");

         (vi) Client Agreement dated May 26, 1994 by Mr. Gross in favor of Oppenheimer (the "Oppenheimer Agreement");

         (vii) Client Agreement by Mr. Gross in favor of Prudential dated May 12, 1992 (the "Prudential Agreement");

         (viii) Client Agreement dated September 1, 1994 by Mr. Gross in favor of Smith Barney (the "Smith Barney Agreement");

         (ix) Capital Resource Account Agreement, although undated, became effective as of April 21, 1994, by Mr. Gross in favor of Wheat First (the "Wheat First Agreement");

         Item 7.  Material to be Filed as Exhibits.

         A copy of each of the Margin  Account  Agreements  is  attached to this
Schedule 13D as follows:

                  Exhibit A -       Dean Witter Agreement
                  Exhibit B -       Donaldson Lufkin & Jenrette Agreement
                  Exhibit C -       Goldman Agreement
                  Exhibit D -       Gruntal Agreement
                  Exhibit E -       Lehman Brothers Agreement
                  Exhibit F -       Oppenheimer Agreement
                  Exhibit G -       Prudential Agreement
                  Exhibit H -       Smith Barney Agreement
                  Exhibit I -       Wheat First Agreement

SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


2/23/96
------------------------------------
Date


/s/ Leon S. Gross
------------------------------------
Leon S. Gross

                                   Page 6 of 6